Exhibit 10.1

THIRD AMENDMENT TO

CESCA THERAPEUTICS INC.

AMENDED 2016 EQUITY INCENTIVE PLAN

THIS THIRD AMENDMENT TO THE CESCA THERAPEUTICS INC. AMENDED 2016 EQUITY INCENTIVE PLAN (this “Amendment”) is adopted and approved by the Board of Directors of Cesca Therapeutics, Inc., a Delaware corporation (the “Company”), as of December 14, 2018. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Board of Directors of the Company adopted the Cesca Therapeutics Inc. 2016 Equity Incentive Plan (the “Plan”) on July 7, 2016, subject to stockholder approval of the Plan within twelve (12) months after such date;

WHEREAS, under the Plan as originally adopted, an aggregate of 325,000 shares of Company common stock were made available for the issuance of awards under the Plan;

WHEREAS, the Board of Directors amended the Plan on March 16, 2017 to increase the aggregate number of shares available for awards under the Plan to 600,000 (the “March 2017 Amendment”), and the Plan (as amended by the March 2017 Amendment) was approved by the stockholders of the Company on May 5, 2017;

WHEREAS, the Board of Directors further amended the Plan on November 13, 2017 to, among other things, increase the aggregate number of shares available for awards under the Plan to 1,325,000 (the “November 2017 Amendment”);

WHEREAS, the November 2017 Amendment was approved by the stockholders of the Company on June 22, 2018; and

WHEREAS, the Company desires to further amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Amended Plan be and hereby is amended as follows:

1. Section 4(a) of the Amended Plan is hereby amended by deleting said section in its entirety and replacing it with the following:

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 3,925,000 Shares.

2. Section 4(d)(i) of the Amended Plan is hereby amended by deleting said section in its entirety and replacing it with the following:

(i) Section 162(m) Limitation for Awards Denominated in Shares. No Eligible Person may be granted any Stock Options, Stock Appreciation Rights or Performance Awards denominated in Shares, for more than 800,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.

3. Section 4(d)(iii) of the Amended Plan is hereby amended by deleting said section in its entirety and replacing it with the following:

(iii) Limitation for Awards Granted to Non-Employee Directors. No Director who is not also an employee of the Company or an Affiliate may be granted any Award or Awards denominated in Shares that exceed in the aggregate 50,000 Shares in any calendar year. The foregoing limit shall not apply to any Award made pursuant to any election by the Director to receive an Award in lieu of all or a portion of annual and committee retainers and annual meeting fees.

4. Section 6(a)(iv)(A) of the Amended Plan is hereby amended by deleting said section in its entirety and replacing it with the following:

(A) The aggregate number of Shares that may be issued under all Incentive Stock Options under the Plan shall be 3,925,000 Shares.

5. This Amendment shall become null and void on the first anniversary of the date of this Amendment if the Amendment is not duly approved by the stockholders of the Company prior to the first anniversary of the date of this Amendment.

6. This Amendment shall be and is hereby incorporated in and forms a part of the Amended Plan.

7. Except as specifically set forth herein, the Plan, as amended prior to the date hereof, shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is executed by the duly elected Secretary of the Company effective as of the date first set forth above.

/s/ James Xu

James Xu, Esq., Secretary